As filed with the Securities            Registration No.
and Exchange Commission on
                    .

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                     ------------------------
                            FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        DUNDEE MINING INC.
          (Name of small business issuer in its charter)

Nevada                   1081
---------------------------------------------------------------------
(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

DUNDEE MINING INC.                 Conrad C. Lysiak, Esq.
412 Memorial Drive N.E.            601 West First Avenue, Suite 503
Calgary, Alberta, Canada T2E 4Y7   Spokane, Washington  99201
(403) 265-8788                     (509) 624-1475
--------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]
=====================================================================

--------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------
                                             Aggregate
Securities          Amount To Be   Offering Price Offering  Registration
To Be Registered    Registered          Per Share      Price          Fee
                                                       [1]

Common Stock:       4,000,000 Shares  $0.05            $200,000  $
                                                       100.00
-------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

                        DUNDEE MINING INC.
                      Shares of Common Stock
                  No Minimum - 4,000,000 Maximum

      Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 4,000,000 shares of common stock on a best efforts, no minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in our common stock involves  risks.  See "Risk
Factors" starting at page 6.

---------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
---------------------------------------------------------------------

Common Stock        $0.05          $200,000            $165,000
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

     The date of this prospectus is ____________________.

                        TABLE OF CONTENTS



                                                            Page No.

Summary of Prospectus     .    .    .    .    .    .    .     5

Risk Factors    .    .    .    .    .    .    .    .    .     6
  Risks Associated with Our Company      .    .    .    .     6
  Risks Associated with this Offering    .    .    .    .     8

Use of Proceeds      .    .    .    .    .    .    .    .     9

Determination of Offering Price     .    .    .    .    .    10

Capitalization  .    .    .    .    .    .    .    .    .    10


Dilution of the Price You Pay for Your Shares .    .    .    11

Plan of Distribution; Terms of the Offering   .    .    .    14

Business   .    .    .    .    .    .    .    .    .    .    16

Management's Discussion and Analysis of
 Financial Condition and Results of Operations.    .    .    20

Management .    .    .    .    .    .    .    .    .    .    23

Executive Compensation    .    .    .    .    .    .    .    25

Principal Shareholders    .    .    .    .    .    .    .    25

Description of Securities .    .    .    .    .    .    .    26

Certain Transactions      .    .    .    .    .    .    .    28

Litigation .    .    .    .    .    .    .    .    .    .    28

Experts    .    .    .    .    .    .    .    .    .    .    28

Legal Matters   .    .    .    .    .    .    .    .    .    28
Financial Statements .    .    .    .    .    .    .    .    29

--------------------------------------------------------------------
                      SUMMARY OF OUR OFFERING
--------------------------------------------------------------------

     This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

     We are an exploration stage company. We own one property. We intend to explore for gold on the property.

     Our administrative office is located at 412 Memorial Drive, NE, Calgary, Alberta, Canada T2E 4Y7, telephone (403) 265-8788 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is December 31.

The Offering

     Following is a brief summary of this offering:

Securities being offered .    .    .    Up to 4,000,000 shares of
                                        common stock, par value
                                        $0.00001.
Offering price per share      .    .    $ 0.05
Offering period     .    .    .    .    The shares are being offered
                                        for a period not to exceed 90
                                        days, unless extended by our
                                        board of directors for an
                                        additional 90 days.
Net proceeds to our company   .    .    Approximately $165,000.
Use of proceeds     .    .    .    .    We will use the proceeds to
                                        pay for offering  expenses,
                                        research and exploration.
Number of shares outstanding
 before the offering     .    .    .    5,000,000
Number of shares outstanding
 after the offering      .    .    .    9,000,000

--------------------------------------------------------------------
                            RISK FACTORS
--------------------------------------------------------------------

     Please consider the following risk factors before deciding to invest in our common stock

Risks Associated with Our Company:

      1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

     We were incorporated in September 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $268,435. Our ability to achieve and maintain profitability and positive cash flow is dependent upon
     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration  stage  costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

      2. We are subject to risks inherent in the establishment of a new business enterprise.

     We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

     3. We have no known mineral reserves and if we cannot find any we will have to cease operations.

     We have no mineral reserves. If we do not find a mineral reserve containing gold or if we cannot develop the mineral reserve, either because we do not have money to do it or because it will not be economically feasible to do it, we will have to cease operations an you will loose your investment.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately eight to mine months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring the property.

      6. We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7.  People we do business with may not be year 2000 compliant.

     We are year 2000 compliant. We do not know if people we will be doing business with in the future are year 2000 compliant. If someone we do business with is not year 2000 compliant, the services or products he furnishes to us could be interrupted. If the services or products are interrupted, we may have to suspend operations while he corrects his year 2000 compliance.

     8.  We may not have enough money to complete our exploration .

     We may not have enough money to complete the exploration of the property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

      9. Our sole officer and director has a conflict of interest in that he is an officer and director of other mining companies.

     Our sole officer and director has a conflict of interest in that he is an officer and director of other mining companies. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Lozinski is an officer or director, a direct conflict of interest could result.

Risks Associated with This Offering:

      10. Because we are a penny stock, you may not be able to resell our shares.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than ^ accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock.

      11. After this offering, control of the company will remain with Mr. Lozinski which may inhibit a change of control.

     Even if we sell all 4,000,000 shares of common stock in this offering, Mr. Lozinski will still own 5,000,000 shares and will
continue to control us.   As a result, after completion of this
offering, regardless of the number of shares we sell, Mr. Lozinski will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.
     12. Mr. Lozinski's control can have a depressive effect on the market price of stock.

     Because Mr. Lozinski will control us after the offering,
regardless of the number of shares sold, the value attributable to
the right to vote is gone.   This could result in a reduction in the
market value to the shares you own because of the ineffective voting power.

      13. Mr. Lozinski will receive a substantial benefit from your investment.

     Our Mr. Lozinski, our only shareholder will receive a substantial benefit from your investment. He is loaning us $15,979 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will loose your investment while Mr. Lozinski will loose only approximately $15,979.

      14. Because there is no public trading market for our common stock, you may not be able to resell your shares.

     There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

     15. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

      16. You may be investing in a company that does not have adequate funds to conduct its operations.

     Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

     17. Sales of common stock by Mr. Lozinski, our sole officer and director will likely cause the market price for the common stock to drop.
     A total of 5,000,000 shares of stock were issued to our Rodney
L. Lozinski our sole officer and director. He paid an average price of $0.00001 per share. He will likely sell a portion of his stock if the market price goes above $0.05. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.

--------------------------------------------------------------------
                          USE OF PROCEEDS
--------------------------------------------------------------------
     Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $35,000 will be $165,000 if all of the shares are sold. The first $50,000 raised will be used for offering expenses. We will use the net proceeds as follows:

     Amount raised  $ 50,000  $100,000  $150,000  $200,000

                             Allocation

Offering expenses   $ 35,000  $ 35,000  $ 35,000  $ 35,000
Repayment of Loan   $ 15,000  $ 15,000  $ 15,000  $ 15,000
Exploration         $      0  $ 50,000  $100,000  $140,000
Working capital     $      0  $      0  $       0 $ 10,000

     Exploration expenditures consist of consulting services, costs of obtaining geologic literature, and costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels. We are not going to spend any sums of money or implement our exploration program until this offering is completed.

          Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary for one secretary, if needed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgement of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------
                  DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.

--------------------------------------------------------------------
                          CAPITALIZATION
--------------------------------------------------------------------

     The following table sets forth our capitalization at October 31, 2000, on a historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

                    10/31/00       As Adjusted After Offering
                    Actual      25%         50%         75%       100%
Stockholder's Equity:
Common Stock: 100,000,000
 shares authorized,
 par value $0.00001
 5,000,000 issued and
  outstanding        $      50
 6,000,000 issued and
  outstanding                   $      60
 7,000,000 issued and
  outstanding                              $      70
 8,000,000 issued and
  outstanding                                        $      80
 9,000,000 issued and
  outstanding                                                   $      90
Additional Paid-in
 Capital            $ 249,950  $ 299,940  $ 349,930  $ 399,920  $ 449,910
Deficit accumulated
 during the
 exploration stage  $(268,435) $(303,435) $(303,435) $(303,435) $(303,435)
                    ---------  ---------  ---------  ---------  ---------
TOTAL STOCKHOLDERS'
 EQUITY (deficit)   $ (18,435) $  (3,435) $  46,565  $  96,565  $ 146,565
                    =========  =========  =========  =========  =========

--------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of October 31, 2000, the net tangible book value of our shares of common stock was a deficit of $18,435 or approximately
($0.0037) per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the October 31 shares to be outstanding will be $146,565, or approximately $0.0163. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0200 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0163 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $96,565, or approximately $0.0121 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0158 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0121 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $46,565, or approximately $0.0067 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0103 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.0067 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $(3,435), or approximately $(0.0006) per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0031 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $(0.0006) per share.

     After completion of this offering, if 4,000,000 shares are sold, you will own approximately 44.44% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.05 per share. Our existing stockholders will own approximately 55.56% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $250,000, or approximately $0.05 per share.

     After completion of this offering, if 3,000,000 shares are sold, you will own approximately 37.50% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.05 per share. Our existing stockholders will own approximately 62.50% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $250,000, or approximately $0.05 per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.05 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $250,000, or approximately $0.05 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $250,000, or approximately $0.05 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders

Price per share     .    .    .    .    .    .    .    $    0.05
Net tangible book value per share before offering .    $ (0.0037)
Net tangible book value per share after offering       $  0.0163
Increase to present stockholders in net tangible book
value per share after offering     .    .    .    .    $  0.0200
Capital contributions    .    .    .    .    .    .    $ 250,000
Number of shares outstanding before the offering       5,000,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    5,000,000
Percentage of ownership after offering  .    .    .       55.56%

Purchasers of Shares in this Offering if all Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.05
Dilution per share  .    .    .    .    .    .    .    $  0.0337
Capital contributions    .    .    .    .    .    .    $ 200,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    4,000,000
Percentage of ownership after offering  .    .    .       44.44%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.05
Dilution per share  .    .    .    .    .    .    .    $  0.0379
Capital contributions    .    .    .    .    .    .    $ 150,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    3,000,000
Percentage of ownership after offering  .    .    .       37.50%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.05
Dilution per share  .    .    .    .    .    .    .    $  0.0433
Capital contributions    .    .    .    .    .    .    $ 100,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .       28.57%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.05
Dilution per share  .    .    .    .    .    .    .    $ (0.0506)
Capital contributions    .    .    .    .    .    .    $  50,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,000,000
Percentage of ownership after offering  .    .    .        16.67%

--------------------------------------------------------------------
            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

     We are offering up to a total of 4,000,000 shares of common stock on a best efforts, no minimum, 4,000,000 shares maximum. The offering price is $0.05 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Rodney L. Lozinski, our sole officer and director. Mr. Lozinski will receive no commission from the sale of any shares. Mr. Lozinski will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve
(12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

      Mr. Lozinski is not subject to disqualification, is not being
compensated, and is not associated with a broker-dealer.   Mr.
Lozinski is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Lozinski has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "DUNDEE MINING
INC."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------
                             BUSINESS
--------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 20, 2000. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is 412 Memorial Drive NE, Calgary, Alberta, Canada T2E 4Y7. Our telephone number is (403) 265-8788. Our offices are donated by our President at no cost to us.

Background

     In July 2000, Rodney L. Lozinski our sole officer and director, retained Locke Goldsmith, an unrelated third party, to stake one property containing ten unpatented mining claims in the Nickel Plate Mountain area of the Hedley, Osoyoos Mining Division, British Columbia, Canada, in exchange for $878.00. The claims are recorded in Mr. Goldsmith's name for tax purposes, title to the claims has been conveyed to Mr. Lozinski by a recorded bill of sale, who in turn has conveyed the property to us in trust by an unrecorded instrument. We do not intend to acquire the property by recorded instrument until we have completed our exploration of the property. The claims are recorded in Mr. Lozinski's name to a avoid paying additional fees. Should Mr. Lozinski transfer title to another person and that conveyance is recorded before recording a conveyance to us, that person will have superior title and we will have none. If that event occurs, however, Mr. Lozinski will be liable to us for monetary
damages for breach of contract.     Under British Columbia provincial
law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the conveyance, pay the additional tax, and file as a foreign corporation.

     To date we have not performed any work on the property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

     The property is located on the upper eastern slopes of Nickel Plate Mountain near the headwaters of Cahill Creek on the Thompson Plateau. The property is situated approximately three miles northeast of Highway 3 and approximately 3.2 miles east of the village of Hedley.

     Two accessible roads lead to the north end of the property. The Nickel Plate Mine road departs northeasterly from Highway 3 at a point approximately two miles southeast of Hedley. The Apex Mountain road departs westerly from Highway 97 at Penticton. The two road join at the headwaters of Cahill Creek where a dirt road branches southwesterly and passes through the entire property. Various spur roads within the property provide additional access.

History of Previous Work

     The area around the property has been explored extensively since the 1890s and gold have been discovered nearby. The property has no history of previous exploration.

Physiography

     The property lies between 1,700 and 1,900 feet above sea level. Vegetation is moderate at all levels. There is ample water and timber within the property to support exploration. The property is free of snow from April through December, allowing eight to nine
months of exploration each year.   The property is within easy
commuting distance from Penticton which is the nearest center with facilities.

Property Geology

          The main rock types occurring in the area are volcanic and sedimentary rocks. Gold is found in volcanic and sedimentary rocks. We have not determined if there is any gold on the property.

MAP SUPPLIED SUPPLEMENTALLY.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on the property and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals . The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body.
This is accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

     The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or
removal or  mineral  from our property.   Readily available gold
markets exist in Canada and around the world for the sale of gold. Therefore , we will be able to sell any gold that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian
Mineral Tenure Act Regulation.  This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No
endangered species will be disturbed.   Restoration of the disturbed
land will be completed according to law.  All holes, pits and shafts
will be sealed upon abandonment of the property.   It is difficult to
estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employee will be Rodney L. Lozinski, our sole officer and director.

Employees and Employment Agreements

     At present, we have no employees, other than Mr. Lozinski, our sole officer and director, who was compensated for his service. Mr. Lozinski does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to Mr. Lozinski


--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

      This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which,
by their nature, refer to future events.   You should not place undue
certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.
     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

      To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of the property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on September 20, 2000

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for the option, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on September 20, 2000 to October 31, 2000 was $16,029, as a result of proceeds received from advances of $15,979 and cash for the issuance of common stock.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section 4(2) offering in September 2000 to Rodney L. Lozinski, our sole officer and director. This was accounted for as a compensation expense of $249,950 and $50.00 for the purchase of 5,000,000 shares of common stock.

      Since our inception, Mr. Lozinski, has advanced funds to pay expenses of $15,979, which included organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date. Mr. Lozinski will accept repayment from us when money is available.

     As of October 31, 2000, our total assets were $1,029 and our total liabilities were $19,464.

--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Our sole officer and director is Rodney L. Lozinski. In the future, we may have more than one officer and director. Pursuant to our bylaws, each director is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each officer is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our sole officer and director is set forth below:

Name and Address         Age       Positions

Rodney L. Lozinski       46        President, Secretary, Treasurer,
333B-2nd Avenue, NE                Principal Accounting Officer, and
Suite 402                          and sole a member of the Board of
Calgary, Alberta                   Directors
Canada T2E 4G7

     Mr. Lozinski has held his position as our sole officer and director since inception of our company and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officers and Directors

     Rodney L. Lozinski has been our President, Secretary, Treasurer, Principal Accounting Officer and sole member of our board of directors since inception. For the last five years, Mr. Lozinski has been self-employed as a construction contractor.

Conflicts of Interest

     We believe that Rodney L. Lozinski will be subject to conflicts of interest. The conflicts of interest arise from Mr. Lozinski's other business activities, none of which are related to exploration or mining.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

     Mr. Lozinski, our sole officer and director, was compensated in shares of common stock in the amount of $249,950 for his services and there is no plan to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

      Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address    Number of      Number         Percentage of
Beneficial          Shares Before  of Shares      of Ownership
Owner [1]           Offering       After Offering After Offering

Rodney L. Lozinski  5,000,000      5,000,000      55.56%
333B-2nd Avenue NE
Suite 402
Calgary, Alberta
Canada T2E 4G7

---------------------
All Officers and
Directors as a
Group (1 person)    5,000,000      5,000,000      55.56%

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Mr. Lozinski is the only promoter of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to our sole stockholder, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly
sold, subject to volume restrictions and   restrictions on the manner
of sale, commencing one  year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own approximately 55.56% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Pacific Stock
Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

--------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
--------------------------------------------------------------------

     In September 2000, we issued a total of 5,000,000 shares of restricted common stock to Rodney L. Lozinski, our sole officer and directors. This was accounted for as a compensation expense of $249,950 and cash, of $50.

     Since our inception, Mr. Lozinski, advanced loans to us in the total sum of $15,979, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date . Mr. Lozinski will accept repayment from us when money is available.

--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to October 31, 2000, included in this prospectus have been audited by Matthew J. Hoogendoorn, Chartered Accountant, 875 Merritt Street,
Coquitlam, British Columbia, Canada V3J 7K9, telephone (604) 936-9906, as set forth in his report included in this prospectus.

--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

--------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Chartered Accountant.


     Our audited financial statement from inception to October 31, 2000 immediately follows:

INDEPENDENT AUDITOR'S REPORT                                     F-1

FINANCIAL STATEMENTS
     Balance Sheet                                               F-2
     Statement of Operations                                     F-3
     Statement of Stockholders' Deficiency                       F-4
     Statement of Cash Flows                                     F-5

NOTES TO THE FINANCIAL STATEMENTS                                F-6

                    INDEPENDENT AUDITOR'S REPORT



To the Director
Dundee Mining Inc.

I have audited the accompanying balance sheet of Dundee Mining Inc. (an exploration stage company) as at October 31, 2000 and the related statements of operations, stockholder's deficiency and cash flows for the period from inception on September 20, 2000 to October 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with United States generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dundee Mining Inc. at October 31, 2000 and the results of its operations and its cash flows for the period then ended in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the exploration stage with respect to its mineral property. The Company has not determined whether the exploration property contains ore reserves that are economically recoverable. At October 31, 2000 the Company has nominal cash resources and requires new financing to maintain operations and initiate exploration work on its mineral property. These factors together raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Chartered Accountant
Coquitlam, B.C.
November 14, 2000
                                F-1

DUNDEE MINING INC.
(An Exploration Stage Company)
Balance Sheet


As of October 31, 2000                          Note

ASSETS

Current
     Cash                                              $      151
Mineral property                                  3           878
                                                       ----------
Total Assets                                           $    1,029
                                                       ==========


                            LIABILITIES


Current
     Accounts payable and accrued liabilities          $    3,485
     Advances from related party                  5        15,979
                                                       ----------
Total Liabilities                                          19,464
                                                       ==========

STOCKHOLDER'S DEFICIENCY

Common Stock                                      4

  Authorized:  100,000,000 shares, $0.00001 par
  value Issued and outstanding:  5,000,000 shares              50

Additional paid-in capital                                249,950

Deficit Accumulated During the Exploration Stage         (268,435)
                                                       ----------
                                                          (18,435)
                                                       ----------
Total Liabilities and Stockholder's Deficiency         $    1,029
                                                       ==========









         See accompanying Notes to the Financial Statements

DUNDEE MINING INC.
(An Exploration Stage Company)
Statement of Operations

From Inception (September 20, 2000) to October 31, 2000


                                                        Deficit
                                                        Accumulated
                                                        From
                                                        9-20-00
                                                       (Inception) to
                                       Note             10-31-00

Revenue                                      $         -  $       -
                                             ------------ ----------
General and Administrative Expenses
   Shareholder's compensation           4         249,950    249,940
   Legal fees                                      15,000     15,000
   Audit fees                                       3,000      3,000
   Filing fees                                        485        485
                                             ------------ ----------
                                                  268,435    268,435
                                             ------------ ----------
Net Loss                                     $   (268,435)$ (268,435)
                                             ============ ==========

Basic Loss Per Share                         $       0.05

Weighted Average Number of Share Outstanding    5,000,000





















         See accompanying Notes to the Financial Statements

DUNDEE MINING INC.
(An Exploration Stage Company)
Statement of Stockholder's Deficiency

From Inception (September 20, 2000) to October 31, 2000

                                                   Deficit
                                                   Accumulated
                                        Additional During the  Total
                         Common Stock   Paid-in    ExplorationStockholder's
                         Shares  Amount Capital    Stage       Deficiency


Balance,
September 20, 2000             -  $   -   $       -  $       -  $       -

Common stock issued
 for cash and services
 (Note 4)               5,000,000     50     249,950         -     250,000

Net loss for the period        -      -           -    (268,435)  (268,435)
                        --------- ------  ---------- ---------- ----------
Balance,
October 31, 2000        5,000,000 $   50  $  249,950 $ (268,435)$  (18,435)
                        ========= ======  ========== ========== ==========

























  See accompanying Notes to the Consolidated Financial Statements

DUNDEE MINING INC.
(An Exploration Stage Company)
Statement of Cash Flows

From Inception (September 20, 2000) to October 31, 2000

                                                            From
                                                            9-20-00
                                                          (Inception)
                                                          to 10-31-00
Cash Flows From Operating Activities

 Loss from operations                        $  (268,435) $ (268,435)
  Adjustment to reconcile net loss
    to net cash used by operating activities
      Common stock issued for services           249,950     249,950

  Cash provided by changes in operating assets
  and liabilities
     Increase in account payable                   3,485       3,485
     Advances from related party                  15,979      15,979
                                             -----------  ----------
Net cash provided by operating activities            979         979

Cash Flows From Financing Activities
  Issuance of common stock for cash                   50          50
                                             -----------  ----------
Net cash provided by financing activities             50          50


Cash Flows From Investing Activities
  Acquisition costs of mineral property             (878)       (878)
                                             -----------  ----------
Net cash used in investing activities               (878)       (878)

Increase in cash                                     151         151

Cash at beginning of period                           -           -
                                             -----------  ----------
Cash at end of period                        $       151  $      151
                                             ===========  ==========










  See accompanying Notes to the Consolidated Financial Statements

DUNDEE MINING INC.
(An Exploration Stage Company)
Notes to Financial Statements


NOTE 1 - ORGANIZATION, DESCRIPTION OF BUSINESS AND BASIS OF FINANCIAL STATEMENT PRESENTATION

The Company was incorporated in the State of Nevada on September 20, 2000. Since inception, the Company has acquired 10 mineral claims in the Osoyoos Mining Division, Province of British Columbia, Canada. To date, the Company has not conducted any exploration on the claims. Management intends to raise funds for a preliminary exploration program to assess the mineral potential of the claims, and to finance the cost of general and administrative expenses, and projected further losses from operations in the exploratory stage.

The ability of the Company to maintain its existence and commence exploration of its mineral claims is dependent upon its raising sufficient new equity financing. The commencement of principal operations is dependent upon the discovery of economically recoverable ore reserves, confirmation of the Company's interest in the mineral claims, the ability of the Company to obtain necessary financing to complete development, and future profitable production or proceeds from the sale of all or an interest in the mineral claims. The likely outcome of these future events is indeterminable. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The financial statements present the Company as an exploration stage company as defined in SEC Guide 7. As it has neither commenced principal operations nor generated any revenue, the accompanying financial statements also provide disclosures specified in SFAS No. 7 "Accounting and Reporting by Development Stage Enterprises".

The Company has elected a December 31 year end. The financial statements to October 31, 2000 are interim financial statements covering the period from inception to October 31, 2000.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Mineral property costs
The Company capitalizes the acquisition cost of mineral properties. All exploration costs are to be expensed as incurred until it has been determined that a mineral property can be economically developed. Development costs thereafter will be capitalized. All capitalized costs are to be amortized over the estimated productive life of the property if it is placed into commercial production. If a property is sold or allowed to lapse, the related costs are charged to operations in the period.

The carrying value of the mineral property is subject to periodic review for impairment whenever events and changes in circumstances indicate that the carrying value of the asset may not be recoverable. Any losses are to be charged to operations at the time impairment is determined.

DUNDEE MINING INC.
(An Exploration Stage Company)
Note to Financial Statements

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments and financial risk
The Company's financial instruments consist of cash, accounts payable and accrued liabilities and advances from related party. The fair value of the current assets and liabilities approximate their carrying amounts due to the short-term nature of these instruments.

Loss per share
Basic loss per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Income Taxes
The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, all expected future events other than enactment of changes in the tax laws or rates are considered.

Due to the uncertainty regarding the Company's future profitability, the future tax benefits of its losses have been fully reserved for and no net tax benefit has been recorded in the financial statements.

NOTE 3 - MINERAL PROPERTY

The Company owns 10 mineral claims known as Cahill 3 to 12 inclusive situated in the Osoyoos Mining Division, Province of British Columbia, Canada.

The claims were acquired by staking, and the carrying value of $878 represents the cost of staking and recording.

There has been no exploration work conducted on the property by the Company and there is no record of exploration on the property by other parties.

NOTE 4 - COMMON STOCK

The Company has issued 5,000,000 shares for cash consideration of $50 and ascribed value for organizational services of $249,950 to Rodney L. Lozinski. The ascribed value for the services represents the difference between the total consideration of $250,000 (($0.05 per share) recorded on the issuance of these shares, and the cash consideration received by the Company.

DUNDEE MINING INC.
(An Exploration Stage Company)
Note to Financial Statements

There have been no other shares issued to date.

There are no shares subject to warrants, agreements or options at October 31, 2000.

The Company intends to offer for sale in the immediate future a further 4,000,000 shares at an offering price of $0.05 per share.

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company is wholly owned by Rodney L. Lozinski, who received 5,000,000 shares for cash of $50 and ascribed value of $249,950.

Mr. Lozinski is owed $15,979 at October 31, 2000 for advances made to the Company

NOTE 6 - INCOME TAXES

No provision for income taxes has been made for the initial period presented as the Company incurred a net loss during the period.

The potential benefit of the net operating loss carry forward has not been recognized in the financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of the net deferred tax asset, the statutory tax rate, the effective tax rate, and the elected amount of the valuation allowance are as follows:

     Net loss                                               $  268,435
     Compensation expense not deductible for tax purposes     (249,950)
                                                            ----------
     Net operating loss carry forward (expiring 2020)       $   18,485
                                                            ==========
     Statutory tax rate                                            15%
     Effective tax rate                                             -
     Total deferred tax assets                              $    2,773
     Less: valuation allowance                                  (2,773)
                                                            ----------
     Net deferred tax assets                                $       -
                                                            ==========

NOTE 7 - UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to recognize something other than a date. The Company's own financial accounting functions are not technologically dependent. Although the change in date has occurred, it is not possible to conclude that all aspects of the Year 2000 Issue that may affect the entity, including those related to customers, suppliers, or other third parties, have been fully resolved.

           PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee     .    .    .    .    .    .    $     100.00
Printing Expenses   .    .    .    .    .    .    .        6,500.00
Accounting Fees and Expenses  .    .    .    .    .       10,000.00
Legal Fees and Expenses  .    .    .    .    .    .       25,000.00
Blue Sky Fees/Expenses   .    .    .    .    .    .        2,000.00
Transfer Agent Fees      .    .    .    .    .    .        1,000.00
Miscellaneous Expenses   .    .    .    .    .    .        5,400.00
                                                       ------------
TOTAL                                                  $  50,000.00
                                                       ============
Less Paid to October 31, 2000                            (15,000.00)
                                                       ------------
To be paid                                                35,000.00
                                                       ------------

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address    Date      Shares    Consideration
------------------  --------- --------- ----------------
Rodney L. Lozinski  09/29/00  5,000,000 Services valued at
333B-2nd Avenue, NE                     $249,950 and advances of
Suite 402                               $50
Calgary, Alberta
Canada T2E 4G7


     We issued the foregoing restricted shares of common stock to Mr. Lozinski under Section 4(2) of the Securities Act of 1933. Mr. Lozinski is a sophisticated investor, is the sole officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.


ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
 3.1           Articles of Incorporation.
 3.2           Bylaws.
 4.1           Specimen Stock Certificate.
 5.1           Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
23.1           Consent of Matthew J. Hoogendoorn, Chartered Accountant.
23.2           Consent of Conrad C. Lysiak, Esq.
99.1           Subscription Agreement.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada this 28th day of December, 2000.

                         DUNDEE MINING INC.

                         BY:  /s/ Rodney L. Lozinski
                              Rodney L. Lozinski,
                              President, Treasurer, Secretary, Chief
                              Executive Officer, Principal Accounting
                              Officer, Principal Financial Officer and a
                              sole member of the Board of Directors

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Rodney L. Lozinski, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                         Date

/s/ Rodney L. Lozinski   President, Chief Executive    12/28/00
Rodney L. Lozinski       Officer, Treasurer, Secretary
                         Principal Accounting Officer,
                         Principal Financial Officer,
                         and sole member of the Board
                         of Directors